Exhibit 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 12, 1999 relating to the financial statements and financial statement schedule of Urban Outfitters, Inc. which appear in Urban Outfitters, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 31, 2000.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
June 5, 2000


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